UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2021

Intercept Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35668 (Commission File Number)	22-3868459 (IRS Employer Identification No.)

10 Hudson Yards, 37th Floor

New York, NY 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreements

On August 10, 2021, Intercept Pharmaceuticals, Inc. (the “Company”) entered into privately-negotiated agreements (the “Exchange Agreements”) with a limited number of existing holders of the Company’s (i) 3.25% Convertible Senior Notes due 2023 (the “2023 Notes”) and (ii) 2.00% Convertible Senior Notes due 2026 (the “2026 Notes”) who are institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (such existing holders, the “Exchange Participants”) to exchange (the “Exchange”) approximately $306.5 million aggregate principal amount of the Exchange Participants’ existing 2023 Notes and $114.7 million aggregate principal amount of the Exchange Participants’ existing 2026 Notes for $382.4 million aggregate principal amount of the Company’s newly-issued 3.50% Convertible Senior Secured Notes due 2026 (the “New Notes”).

Subscription Agreements

On August 10, 2021, the Company also entered into privately-negotiated agreements (the “Subscription Agreements” and, together with the Exchange Agreements, the “Agreements”) with certain qualified investors who are both institutional accredited investors and qualified institutional buyers (the “Purchasers”) to sell $117.6 million aggregate principal amount of New Notes to the Purchasers (the “Subscription” and, together with the Exchange, the “Transactions”). The proceeds from the Subscription will be used for general corporate purposes, for buying back and retiring outstanding shares of common stock, and for potentially buying back and further retiring 2023 Notes, as further described in the press release discussed below.

The Transactions are expected to close on or around August 17, 2021, subject to customary closing conditions. Consummation of the Subscription is conditioned on the closing of the Exchange.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The New Notes are expected to be issued to the Exchange Participants and the Purchasers in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the Exchange Participants and the Purchasers in the Agreements. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On August 10, 2021, the Company issued a press release announcing entry into the Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Exchange Agreement for the 2023 Notes
10.2	Form of Exchange Agreement for the 2026 Notes
10.3	Form of Subscription Agreement
99.1	Press Release issued August 10, 2021
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Rocco Venezia
	Name:	Rocco Venezia
	Title:	Chief Accounting Officer and
Treasurer

Date: August 11, 2021

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Exchange Agreement for the 2023 Notes
10.2	Form of Exchange Agreement for the 2026 Notes
10.3	Form of Subscription Agreement
99.1	Press Release issued August 10, 2021
104	Cover Page Interactive Data File (embedded as Inline XBRL document)